Exhibit 5.1

October 19, 2018

General Moly, Inc.

1726 Cole Blvd., Suite 115

Lakewood, CO  80401

Re: General Moly, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (No. 333-217267) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by General Moly, Inc., a Delaware corporation (the “Company”), and to our opinion dated April 12, 2017, which was included as Exhibit 5.1 to the Registration Statement.  We also refer to the Preliminary Prospectus Supplement, dated October 17, 2018, and the Final Prospectus Supplement, dated October 17, 2018 covering the issuance, offering and sale of the Units, that form a part of the Registration Statement (collectively, the “Prospectus”).  The Prospectus relates to the offer and sale of 9,151,000 units (the “Units”), each consisting of one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and one warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”), and (ii) the grant by the Company to H. C. Wainwright & Co., LLC (the “Representative”) of the option to purchase up to 1,372,650 additional shares of Common Stock (the “Option Shares”) and/or 1,372,650 additional Warrants (the “Option Warrants”), pursuant to that certain Underwriting Agreement, dated as of October 17, 2018 (the “Underwriting Agreement”), by and between the Company and the Representative.  The Units, the Shares, the Warrants, The Warrant Shares, the Option Shares and the Option Warrants are collectively referred to herein as the “Securities.”  All capitalized terms which are defined in the Underwriting Agreement shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

i.                  the Registration Statement;

ii.               the Prospectus;

iii.            an executed copy of the Underwriting Agreement; and

iv.           the form of the Warrants.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended (the “Charter”), and the Amended and Restated Bylaws (the “Bylaws”) of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal  competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form have been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Underwriting Agreement and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      The Securities have been duly authorized for issuance and upon due issuance and delivery in exchange for payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.                                      The Warrant Shares have been duly authorized for issuance and upon due issuance and delivery in exchange for payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)                                 Our opinions herein reflect only the application of (i) applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, antitrust and tax laws of such state, as to which we express no opinion), (ii) the federal laws of the United States of America (excluding the federal securities, environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion), and (iii) to the extent required by the foregoing opinions, the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same.  The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)                                 Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

(c)                                  Our opinions are further subject to the effects of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence or reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; or (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)                                 We express no opinion as to:

i.                  the enforceability of any provision in the Underwriting Agreement, any Warrant, or other agreement purporting or attempting to  (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law, (G) govern choice of law or conflict of laws, or (H) provide for or grant a power of attorney; or

ii.               the enforceability of any rights to indemnification or contribution provided for in the Underwriting Agreement, any Warrant, or other agreement which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights.

We do not render any opinions except as set forth above.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BRYAN CAVE LEIGHTON PAISNER LLP